Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Reliance Steel & Aluminum Co. Announces New $2.1 Billion Credit Agreement

Los Angeles, CA — October 3, 2016 — Reliance Steel & Aluminum Co. (NYSE:RS) announced today that on September 30, 2016 it entered into a new credit agreement comprised of a $1.5 billion unsecured revolving credit facility and a $600 million unsecured term loan. The new credit agreement, which has a term of five years, replaces the Company’s existing credit agreement. Both facilities allow for prepayments, and the credit agreement includes an option to increase the revolving credit facility for up to an additional $500 million.   The terms of the new credit agreement are substantially consistent with the existing credit agreement.  The Company intends to use proceeds from the revolving credit facility to retire $350 million of 6.2% senior unsecured notes when they mature on November 15, 2016.

“We are pleased to announce our new credit agreement which provides ample liquidity to support our ongoing growth, extends our debt maturities, and will provide meaningful interest expense savings when we pay off our 6.2% senior notes,” said Gregg Mollins, President and Chief Executive Officer of Reliance.  “We appreciate the continued support of the syndicate of twelve banks participating in our credit facilities.”

Bank of America N.A. is the Administrative Agent and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association are Co-Syndication Agents.

350 South Grand Avenue, Suite 5100   |   Los Angeles CA 90071   |   Phone: 213-687-7700   |   Fax: 213-687-8792   |   www.rsac.com

About Reliance Steel & Aluminum Co.

Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is the largest metals service center company in North America. Through a network of more than 300 locations in 40 states and twelve countries outside of the United States, the Company provides value-added metals processing services and distributes a full line of over 100,000 metal products to more than 125,000 customers in a broad range of industries. Reliance focuses on small orders with quick turnaround and increasing levels of value-added processing. In 2015, Reliance’s average order size was $1,660, approximately 47% of orders included value-added processing and approximately 40% of orders were delivered within 24 hours. Reliance Steel & Aluminum Co.’s press releases and additional information are available on the Company’s web site at www.rsac.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may include, but are not limited to, discussions of Reliance’s business strategies and its expectations concerning future metals pricing and demand and the Company’s results of operations, margins, profitability, impairment charges, liquidity, litigation matters and capital resources.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, and similar expressions.

These forward-looking statements are based on management’s estimates, projections and assumptions as of today’s date that may not prove to be accurate.  Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, those disclosed in reports Reliance has filed with the Securities and Exchange Commission (the “SEC”).  As a result, these statements speak only as of the date that they are made, and Reliance disclaims any and all obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important risks and uncertainties about Reliance’s business can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

CONTACT:

Brenda Miyamoto

Investor Relations

(213) 576-2428

investor@rsac.com

or Addo Investor Relations

(310) 829-5400

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